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                                                                   Exhibit 15(3)

                                                        Adopted January 20, 1998


                             THE ARCH FUND(R), INC.

                         DISTRIBUTION AND SERVICES PLAN
                         ------------------------------

                                   (S Shares)


                  This Distribution and Services Plan (the "Plan") has been adopted by the Board of Directors of The ARCH Fund, Inc. (the "Company") in connection with the Class A - Special Series 4, Class B - Special Series 3 and Class J - Special Series 2 shares of the Money Market, Treasury Money Market and Tax-Exempt Money Market Portfolios (such shares hereinafter called "S Shares" and such portfolios the "Portfolios") in conformance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

                  Section 1. EXPENSES. The Company may incur expenses under the Plan in an amount not to exceed 1.00% annually of the average daily net assets of a Portfolio's outstanding S Shares.

                  Section 2. DISTRIBUTION PAYMENTS. The Company may pay the Company's distributor (the "Distributor") (or any other person) a fee of up to
 .75% annually of the average daily net assets of a Portfolio's outstanding S Shares (a "Distribution Fee"). Such Distribution Fee shall be calculated and accrued daily, paid monthly and shall be in consideration for distribution services and the assumption of related expenses in conjunction with the offering and sale of S Shares of the Company's Portfolios. In determining the amounts payable on behalf of a Portfolio under the Plan, the net asset value of such S Shares shall be computed in the manner specified in the Company's then current Prospectuses and Statements of Additional Information describing such S Shares.

                  Section 3. DISTRIBUTION EXPENSES AND ACTIVITIES COVERED BY PLAN. Payments to the Distributor under Section 2 shall be used by the Distributor to cover expenses and activities primarily intended to result in the sale of S Shares, including the payment of commissions and transaction fees. Such expenses and activities may include but are not limited to: (a) direct out-of-pocket promotional expenses incurred by the Distributor in advertising and marketing S Shares; (b) expenses incurred in connection with preparing, printing, mailing, and distributing or publishing advertisements and sales literature; (c) expenses incurred in connection with printing and mailing Prospectuses and Statements of Additional Information to other than current shareholders; (d) periodic payments or commissions to one or more securities dealers, brokers, financial institutions or other



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Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of the Shares by or on behalf of customers. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

Section 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefore, a fee at the annual rate of up to .25% of the average daily net assets of a Portfolio's Shares owned of record or beneficially by your customers from time to time for whom you are the dealer of record or holder of record or with whom you have a servicing relationship. Said fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of the customers' Shares will be computed in the manner specified in our then current Prospectus in connection with the computation of the net asset value of a particular Portfolio's Shares for purposes of purchases, exchanges, and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of such Shares, including the sale of such shares to you for the account of any customer(s).

Section 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to the Board of Directors, and the Directors will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to customers of some or all of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Directors concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

Section 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any shares issued by us; (ii) the compensation payable to you hereunder, together with any other compensation you receive from customers for services contemplated by this Agreement, will be fully disclosed to your customers, and will not be excessive or unreasonable under the laws and instruments governing your relationships with customers; (iii) if you are a member of the National Association of Securities Dealers, Inc. (the "NASD")and subject to the rules and regulations of the NASD, including its Rules of Fair Practice, you agree to act in accordance with such rules and regulations; and (iv) if you are subject to the provisions of the Glass-Steagall Act and other laws governing, among other things, the conduct of activities by federally chartered and supervised banks and other affiliated banking organizations, you will perform only those activities which are consistent with your statutory and regulatory

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obligations and will act solely as agent for, upon the order of, and for the account of, your customers.

Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until January 31, 1999, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us in the manner described in Section 12 hereof. This Agreement is terminable with respect to any Portfolio, without penalty, at any time by us (which termination may be by vote of a majority of our Disinterested Directors as defined in Section 12 hereof) or by you upon notice to the other party hereto.

Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above.

Section 11. This Agreement will be construed in accordance with the laws of the State of Maryland and is non-assignable by the parties hereto.

Section 12. This Agreement has been approved by vote of a majority of (i) the Company's Board of Directors and (ii) those Directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Company and have no direct or indirect financial interest in the operation of the Distribution and Services Plan adopted by us regarding the provision of administrative support services to the beneficial owners of S shares or in any agreements related thereto ("Disinterested Directors"), cast in person at a meeting called for the purpose of voting on such approval.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it

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                                                   Form Approved January 20,1998


                             THE ARCH FUND(R), INC.
                                 (the "Company")

                                3435 Stelzer Road
                              Columbus, Ohio 43219

                               SERVICING AGREEMENT
                                       to
                         DISTRIBUTION AND SERVICES PLAN
                                   (S Shares)

Ladies and Gentlemen:

We wish to enter into this Servicing Agreement with you concerning the provision of administrative support services to your customers who may from time to time be the record or beneficial owners of S shares (such shares referred to herein as the "Shares") of one or more of the Company's investment portfolios (individually, a "Portfolio" and collectively, the "Portfolios"), which are listed on Appendix A.

The terms and conditions of this Servicing Agreement are as follows:

Section 1. You agree to provide administrative support services to your customers who may from time to time own of record or beneficially a Portfolio's Shares. Services provided may include some or all of the following: (i) processing dividend and distribution payments from a Portfolio on behalf of your customers; (ii) providing information periodically to your customers showing their positions in the Shares; (iii) arranging for bank wires; (iv) responding to routine customer inquiries concerning their investment in the Shares; (v) providing sub-accounting with respect to the Shares beneficially owned by your customers or the information necessary for sub-accounting; (vi) if required by law, forwarding shareholder communications from a Portfolio (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to your customers; (vii) aggregating and processing purchase, exchange, and redemption requests from customers and placing net purchase, exchange, and redemption orders for your customers; (viii) providing customers with a service that invests the assets of their accounts in the Shares pursuant to specific or pre-authorized instructions; (ix) establishing and maintaining accounts and records relating to your customers that invest in the Shares; (x) assisting customers in changing dividend or distribution options, account designations and addresses; (xi) developing, maintaining and operating systems necessary to support sweep accounts; and (xii) other similar services we may reasonably request to the extent you are permitted to do so under applicable law.

Section 2. You will provide such office space and equipment, telephone and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to customers.

Section 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us, a Portfolio, or its Shares except those contained in our then current prospectus for such shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.


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Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of the Shares by or on behalf of customers. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

Section 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefore, a fee at the annual rate of up to .25% of the average daily net assets of a Portfolio's Shares owned of record or beneficially by your customers from time to time for whom you are the dealer of record or holder of record or with whom you have a servicing relationship. Said fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of the customers' Shares will be computed in the manner specified in our then current Prospectus in connection with the computation of the net asset value of a particular Portfolio's Shares for purposes of purchases, exchanges, and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of such Shares, including the sale of such shares to you for the account of any customer(s).

Section 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to the Board of Directors, and the Directors will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to customers of some or all of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Directors concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

Section 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any shares issued by us; (ii) the compensation payable to you hereunder, together with any other compensation you receive from customers for services contemplated by this Agreement, will be fully disclosed to your customers, and will not be excessive or unreasonable under the laws and instruments governing your relationships with customers; (iii) if you are a member of the National Association of Securities Dealers, Inc. (the "NASD")and subject to the rules and regulations of the NASD, including its Rules of Fair Practice, you agree to act in accordance with such rules and regulations; and (iv) if you are subject to the provisions of the Glass-Steagall Act and other laws governing, among other things, the conduct of activities by federally chartered and supervised banks and other affiliated banking organizations, you will perform only those activities which are consistent with your statutory and regulatory

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obligations and will act solely as agent for, upon the order of, and for the account of, your customers.

Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until January 31, 1999, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us in the manner described in Section 12 hereof. This Agreement is terminable with respect to any Portfolio, without penalty, at any time by us (which termination may be by vote of a majority of our Disinterested Directors as defined in Section 12 hereof) or by you upon notice to the other party hereto.

Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above.

Section 11. This Agreement will be construed in accordance with the laws of the State of Maryland and is non-assignable by the parties hereto.

Section 12. This Agreement has been approved by vote of a majority of (i) the Company's Board of Directors and (ii) those Directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Company and have no direct or indirect financial interest in the operation of the Distribution and Services Plan adopted by us regarding the provision of administrative support services to the beneficial owners of S shares or in any agreements related thereto ("Disinterested Directors"), cast in person at a meeting called for the purpose of voting on such approval.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it

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to us, c/o BISYS Fund Services, 3435 Stelzer Road, Columbus, Ohio 43219,
Attention:  Walter B. Grimm.

Very truly yours,

THE ARCH FUND, INC.


By:
   ------------------------------------------
     Authorized Officer


Date:
     ----------------------------------------


Accepted and Agreed to:


By:
   ------------------------------------------
     Authorized Officer, Name of Organization

Date:
     ----------------------------------------


---------------------------------------------
Taxpayer Identification Number


---------------------------------------------
Account Number


---------------------------------------------
Dealer Code


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                                   APPENDIX A

     Please check the appropriate boxes to indicate the Portfolios of the Company for which you wish to act as a Service Organization with respect to the
Shares:

THE ARCH FUND, INC.

[  ]  Money Market S Shares (Class A - Special Series 4)

[  ]  Treasury Money Market S Shares (Class B - Special Series 3)

[  ]  Tax-Exempt Money Market S Shares (Class J - Special Series 2)



Signed:
       ------------------------            -------------------------------
(Title)                                    (Service Organization Name)

Dated:
      -------------------------

                                       A-1